Exhibit 99.2

Notes to Footnote 2:

The following table sets forth the number of shares of Series A Convertible Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
      Holder                   Shares of Series A        Shares of Common Stock
                             Convertible Preferred   Issuable Upon Conversion of
                            Stock held by the Holder   the Series A Convertible
                                                           Preferred Stock
--------------------------------------------------------------------------------
Atlas Venture Fund III, L.P.       1,835,100                  1,835,100
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
Fund III, L.P.                        39,900                     39,900
--------------------------------------------------------------------------------
Atlas Venture Fund V, L.P.                --                         --
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund V-A,
  C.V.                                    --                         --
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund V-B,
  C.V.                                    --                         --
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund V, L.P.                            --                         --
--------------------------------------------------------------------------------

Notes to Footnote 3:

The following table sets forth the number of shares of Series B Convertible Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
      Holder                 Shares of Series B         Shares of Common Stock
                          Convertible Preferred      Issuable Upon Conversion of
                          Stock held by the Holder     the Series B Convertible
                                                           Preferred Stock
--------------------------------------------------------------------------------
Atlas Venture Fund III,
  L.P.                           1,494,256                     1,494,256
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund III, L.P.                    32,489                        32,489
--------------------------------------------------------------------------------
Atlas Venture Fund V, L.P.              --                            --
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund
  V-A, C.V.                             --                            --
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund
  V-B, C.V.                             --                            --
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund V, L.P.                          --                            --
--------------------------------------------------------------------------------

Notes to Footnote 4:

The following table sets forth the number of shares of Series C Convertible Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series C Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
      Holder                 Shares of Series C        Shares of Common Stock
                           Convertible Preferred     Issuable Upon Conversion of
                          Stock held by the Holder    the Series C Convertible
                                                          Preferred Stock
--------------------------------------------------------------------------------
Atlas Venture Fund III,
  L.P.                            603,085                      603,085
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund III, L.P.                   13,112                       13,112
--------------------------------------------------------------------------------
Atlas Venture Fund V, L.P.        367,464                      367,464
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund
  V-A, C.V.                        45,645                       45,645
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund
  V-B, C.V.                        45,645                       45,645
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund V, L.P.                      6,117                        6,117
--------------------------------------------------------------------------------


Notes to Footnote 5:

The following table sets forth the number of shares of Series D Convertible Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series D Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
      Holder                 Shares of Series D        Shares of Common Stock
                           Convertible Preferred     Issuable Upon Conversion of
                          Stock held by the Holder    the Series D Convertible
                                                          Preferred Stock
--------------------------------------------------------------------------------
Atlas Venture Fund III,
  L.P.                           119,833                      119,833
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund III, L.P.                   2,606                        2,606
--------------------------------------------------------------------------------
Atlas Venture Fund V, L.P.        11,198                       11,198
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund
  V-A, C.V.                        1,391                        1,391
--------------------------------------------------------------------------------
Atlas Venture Parallel Fund
  V-B, C.V.                        1,391                        1,391
--------------------------------------------------------------------------------
Atlas Venture Entrepreneurs'
  Fund V, L.P.                       186                          186
--------------------------------------------------------------------------------